UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

May 9, 2011
Date of Report (Date of earliest event reported)

BCM ENERGY PARTNERS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-53176	47-0948014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

301 St. Charles, Floor 3, New Orleans, LA	70130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (504) 525-8299

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a) On August 11, 2011, BCM Energy Partners, Inc. (the “Registrant”) dismissed Manning Elliot LLP (“Manning Elliot”) as its independent registered public accounting firm. The decision was approved by the Registrant’s Board of Directors.

The reports of Manning Elliot on the Registrant’s financial statements for the fiscal years ended May 31, 2008 and 2007 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except the report did contain an explanatory paragraph related to the Registrant’s ability to continue as a going concern. During the Registrant’s fiscal years ended May 31, 2008 and 2007, and the subsequent periods through the date of this Current Report on Form 8-K, there were (i) no disagreements with Manning Elliot on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Manning Elliot, would have caused Manning Elliot to make reference to the subject matter of the disagreements in connection with its report, and (ii) no “reportable events”, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Registrant provided Manning Elliot with a copy of the disclosures made in this Current Report on Form 8-K and requested that Manning Elliot furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the Registrant’s statements herein and, if not, stating the respects in which it does not agree. A copy of the letter furnished by Manning Elliot is attached as Exhibit 16.1 hereto.

(b) On May 9, 2011, the Registrant engaged Anton & Chia, LLP (“Anton & Chia”) as the Registrant’s new independent registered public accounting firm. The appointment of Anton & Chia was approved by the Registrant’s Board of Directors. During the Registrant’s fiscal years ended May 31, 2008 and 2007 and the subsequent periods through the date of this Current Report on Form 8-K, the Registrant did not consult Anton & Chia regarding the matters described in Item 304(a)(2)(i) or (ii) of Regulation S-K.
Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

16.1 Letter from Manning Elliot LLP dated August 11, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCM ENERGY PARTNERS, INC.

Date: August 15, 2011	By:	/s/ Charles B. Mathews
	Name:	Charles B. Mathews
	Title:	Chief Financial Officer